UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 2, 2007

Tyson Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-14704

(Commission File Number)

71-0225165

(IRS Employer Identification No.)

2210 West Oaklawn Drive, Springdale, AR 72762-6999

(479) 290-4000

(Address, including zip code, and telephone number, including area code, of

Registrant’s principal executive offices)

Not applicable

(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 –	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) and (e) On April 2, 2007, Tyson Foods, Inc. (the “Company”) entered into a Second Executive Amendment (the “Amendment”) with Mr. Greg Lee, the Company’s Chief Administrative Officer and International President, relating to Mr. Lee’s early retirement from full time employment with Company. The Amendment amended Mr. Lee’s employment agreement with the Company dated July 29, 2003, as previously amended (the “Employment Agreement”). As required by the Employment Agreement, upon Mr. Lee’s retirement from full employment the Company and Mr. Lee also entered into a Senior Executive Employment Agreement (the “Senior Agreement”) substantially in the form of such Senior Agreement as was attached as an exhibit to the Employment Agreement. The Senior Agreement will be effective as of April 3, 2007.

Pursuant to the terms of the Amendment, Mr. Lee’s full time employment with the Company will end on April 2, 2007, and Mr. Lee will receive a lump sum payment of $728,500, which equals the amount of salary Mr. Lee would have been entitled during the remaining term of his Employment Agreement. Under the terms of the Amendment Mr. Lee will also receive a bonus of $267,000 pursuant to the Company’s standard formula based practice for officers retiring from full-time employment from the Company. Mr. Lee will not be entitled to receive an option grant at the beginning of the 2008 fiscal year.

In accordance with the terms of the Senior Agreement, as established in the Employment Agreement, Mr. Lee will provide up to twenty (20) hours a month of advisory services to the Company. The Senior Agreement provides for a term of 10 years, the first five years of which Mr. Lee will receive an annual payment equal to $481,800 and the last five years of which Mr. Lee will receive an annual payment equal to $240,900. During the term of the Senior Executive Employment Agreement, (i) Mr. Lee and his spouse will receive health insurance available to Mr. Lee at the time of his retirement, (ii) all options held by Mr. Lee at the time of his retirement will continue in effect until exercise or termination, and (iii) Mr. Lee will be entitled to the following perquisites:

•	reimbursement for annual country club dues;

•	use of, and the payment of all reasonable expenses for, an automobile;

•	reimbursement for reasonable costs incurred by Mr. Lee for tax and estate planning advice; and

•	reasonable personal use of the Company-owned aircraft during the first five years of the term (limited to 100 hours annually).

The Company is also obligated to reimburse and gross-up Mr. Lee for any and all income tax liability incurred by Mr. Lee in connection with the personal use of the Company-owned aircraft.

In event of Mr. Lee’s death, the Senior Agreement provides that the Company will give Mr. Lee’s beneficiary a 60 day notice and will terminate all of Mr. Lee’s options (vested and unvested) in exchange for a cash payment equal to the spread between the strike price and market price at the close of business on next business day succeeding Mr. Lee’s death. In the event of Mr. Lee’s death, the compensation, perquisites and benefits described above shall continue to be paid to Mr. Lee’s spouse for the duration of the ten year term.

The foregoing description is qualified in its entirety by reference to the provisions of the Amendment and the Senior Agreement, which are attached as exhibits to this Form 8-K.

ITEM 7.01	REGULATION FD DISCLOSURE

On April 3, 2007, the Company issued a press release announcing the early retirement of Mr. Greg Lee. The press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01 –	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

10.1	Second Executive Amendment dated April 2, 2007 between Tyson Foods, Inc. and Mr. Greg Lee
10.2	Senior Executive Employment Agreement dated April 3, 2007 between Tyson Foods, Inc and Mr. Greg Lee
99.1	Press Release issued on April 3, 2007, announcing the early retirement of Mr. Greg Lee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tyson Foods, Inc.
Date: April 3, 2007	By:	/s/ Wade Miquelon
	Name:	Wade Miquelon
	Title:	Executive Vice President & Chief Financial Officer

Tyson Foods, Inc.

Current Report on Form 8-K

Dated April 3, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Second Executive Amendment dated April 2, 2007 between Tyson Foods, Inc. and Mr. Greg Lee
10.2	Senior Executive Employment Agreement dated April 3, 2007 between Tyson Foods, Inc and Mr. Greg Lee
99.1	Press Release issued on April 3, 2007, announcing the early retirement of Mr. Greg Lee.